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                                                                    EXHIBIT 10.4

                            SMITH INTERNATIONAL, INC.

                POST-2004 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                       (EFFECTIVE AS OF DECEMBER 31, 2004)

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                                TABLE OF CONTENTS

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                                                                                             PAGE
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ARTICLE ONE               ESTABLISHMENT, PURPOSE AND STATUS OF THE PLAN....................    1
   1.1    Establishment of Plan............................................................    1
   1.2    Purpose of Plan..................................................................    1
   1.3    Status of Plan...................................................................    1

ARTICLE TWO               DEFINITIONS......................................................    1
   2.1    Account..........................................................................    1
   2.2    Active Participant...............................................................    1
   2.3    Administrative Committee.........................................................    1
   2.4    Advance Distribution Election....................................................    1
   2.5    Affiliated Entity................................................................    1
   2.6    Beneficiary......................................................................    2
   2.7    Board ...........................................................................    2
   2.8    Bonus ...........................................................................    2
   2.9    Change of Control................................................................    2
   2.10   Code  ...........................................................................    2
   2.11   Company..........................................................................    2
   2.12   Compensation.....................................................................    2
   2.13   Compensation Committee...........................................................    2
   2.14   Deferral Agreement...............................................................    2
   2.15   Deferred Compensation Ledger.....................................................    2
   2.16   Determination Date...............................................................    3
   2.17   Elective Deferral Contribution...................................................    3
   2.18   Employee.........................................................................    3
   2.19   Employment.......................................................................    3
   2.20   Employer.........................................................................    3
   2.21   ERISA ...........................................................................    3
   2.22   Executive Staff Participant......................................................    3
   2.23   Financial Emergency..............................................................    3
   2.24   Funds ...........................................................................    3
   2.25   401(k) Plan......................................................................    4
   2.26   Insolvent........................................................................    4
   2.27   Interest Equivalents.............................................................    4
   2.28   Investment Experience............................................................    4
   2.29   Key Employee.....................................................................    4
   2.30   Participant......................................................................    4
   2.31   Plan  ...........................................................................    4
   2.32   Plan Year........................................................................    4
   2.33   Separation from Service..........................................................    5
   2.34   Subsidiary.......................................................................    5
   2.35   Total and Permanent Disability...................................................    5
   2.36   Trust ...........................................................................    5
   2.37   Trust Agreement..................................................................    5
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   2.38   Trustee..........................................................................    5
   2.39   Valuation Date...................................................................    5

ARTICLE THREE             ADMINISTRATION...................................................    5
   3.1    Composition of Administrative Committee..........................................    5
   3.2    Administration of Plan...........................................................    5
   3.3    Action by Committee..............................................................    6
   3.4    Delegation.......................................................................    6
   3.5    Reliance Upon Information........................................................    6
   3.6    Responsibility and Indemnity.....................................................    6

ARTICLE FOUR              PARTICIPATION....................................................    7
   4.1    Eligibility of Employees.........................................................    7
   4.2    Notification of Eligible Employees...............................................    7
   4.3    Compensation and Bonus Deferral Agreement........................................    7
   4.4    Leave of Absence.................................................................    8
   4.5    Employer Contributions...........................................................    8
   4.6    Vesting..........................................................................   11
   4.7    Election of Manner of Payment....................................................   11

ARTICLE FIVE              DEFERRAL OF COMPENSATION AND ALLOCATION OF INTEREST EQUIVALENTS..   12
   5.1    Deferral of Compensation and/or Bonus............................................   12
   5.2    Allocation of Investment Experience to Accounts..................................   12
   5.3    Investment of Accounts...........................................................   12
   5.4    Interest Equivalents.............................................................   12
   5.5    Participants' Rights Under the Trust.............................................   13
   5.6    Determination of Account.........................................................   13

ARTICLE SIX               DISTRIBUTIONS....................................................   13
   6.1    Amount of Deferred Compensation Subject to Distribution..........................   13
   6.2    Forms of Distribution Following Determination Date Except for Death..............   13
   6.3    Form of Death Distribution.......................................................   14
   6.4    Timing of Distributions..........................................................   14
   6.5    Advance Distribution Election Required...........................................   15
   6.6    Withdrawal due to Financial Emergency............................................   15
   6.7    Trust and Payor of Deferred Compensation.........................................   15
   6.8    Reimbursement of Participant.....................................................   16
   6.9    Facility of Payments.............................................................   16
   6.10   Beneficiary Designations.........................................................   17
   6.11   Withholding of Taxes.............................................................   17

ARTICLE SEVEN             RIGHTS OF PARTICIPANTS...........................................   17
   7.1    Annual Statement to Participants.................................................   17
   7.2    Limitation of Rights.............................................................   18
   7.3    Nonalienation of Benefits........................................................   18
   7.4    Claims Procedures................................................................   18
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ARTICLE EIGHT             MISCELLANEOUS....................................................   19
   8.1    Amendment or Termination of the Plan.............................................   19
   8.2    Powers of the Company............................................................   20
   8.3    Adoption of Plan by Affiliated Entity............................................   20
   8.4    Waiver...........................................................................   20
   8.5    Notice...........................................................................   20
   8.6    Severability.....................................................................   20
   8.7    Gender, Tense and Headings.......................................................   20
   8.8    Governing Law....................................................................   20
   8.9    Effective Date...................................................................   20
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                            SMITH INTERNATIONAL, INC.
                POST-2004 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                       (EFFECTIVE AS OF DECEMBER 31, 2004)

                                   ARTICLE ONE

                  ESTABLISHMENT, PURPOSE AND STATUS OF THE PLAN

      1.1 ESTABLISHMENT OF PLAN. Smith International, Inc. (the "COMPANY") hereby establishes an unfunded nonqualified deferred compensation plan to be known as the "Smith International, Inc. Post-2004 Supplemental Executive Retirement Plan" (the "PLAN").

      1.2 PURPOSE OF PLAN. The Plan is maintained for the purpose of advancing the interests of the Company and its stockholders by enhancing the Company's ability to attract and retain highly qualified executives. The Company anticipates that accomplishment of those objectives will be facilitated by providing Participants with a mechanism through which they may provide for their retirement (or other deferred compensation needs) by electing to defer all or a portion of their Compensation and/or Bonuses.

      1.3 STATUS OF PLAN. The Plan is intended as an unfunded plan to be maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and as such it is intended that the Plan be exempt from the participation and vesting, funding, and fiduciary responsibility requirements of Title I of ERISA. The Plan is also intended to qualify for simplified reporting under U.S. Department of Labor Regulation
Section 2530.104-23, which provides for an alternative method of compliance for plans described in such regulation. The Plan is not intended to satisfy the qualification requirements of Section 401 of the Internal Revenue Code of 1986, as amended (the "CODE"). The Plan is intended to comply in good faith with the requirements of Code Section 409A for deferred compensation plans and is to be construed in accordance with Code Section 409A and the authority issued thereunder.

                                   ARTICLE TWO

                                   DEFINITIONS

      In addition to the terms defined in the text hereof, each term below shall have the meaning assigned thereto for all purposes of the Plan unless the context reasonably requires a broader, narrower or different meaning.

      2.1 ACCOUNT. "Account" means, with respect to each Participant, the Account reflecting his interest under the Plan under the Deferred Compensation Ledger, as established and maintained pursuant to Article Five hereof. The Administrative Committee may establish subaccounts for Participants under their Accounts as it may deem appropriate from time to time.

      2.2 ACTIVE PARTICIPANT. "Active Participant" means a Participant who is currently eligible to authorize a Deferral Agreement and to receive an allocation of Employer contributions to his Account.

      2.3 ADMINISTRATIVE COMMITTEE. "Administrative Committee" means the committee described in Article Three of the Plan.

      2.4 ADVANCE DISTRIBUTION ELECTION. "Advance Distribution Election" means a separate written agreement entered into by and between the Employer and a Participant which specifies the Participant's election as to the method that the deferred amount is to be paid, such as lump sum or installment payments.

      2.5 AFFILIATED ENTITY. "Affiliated Entity" means an entity which is affiliated by common ownership or control with the Company as determined and designated by the Compensation Committee, CEO or the Administrative Committee in its discretion.

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      2.6   BENEFICIARY. "Beneficiary" means the beneficiary or beneficiaries designated by the Participant to receive any amounts distributable under the Plan upon his death.

      2.7   BOARD. "Board" means the Board of Directors of the Company.

      2.8 BONUS. "Bonus" means any amount payable to the Participant during a Plan Year as an award granted under the Smith International, Inc. Annual Incentive Plan (or any successor thereto) or under any other bonus program maintained by the Company or an Adopting Employer.

      2.9 CHANGE OF CONTROL. "Change of Control" means the occurrence of any of the following:

      (a) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) being or becoming the "beneficial owner" as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the then outstanding securities of such Employer;

      (b) the first purchase of the Company's common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company);

      (c) the approval by the Company's stockholders of a merger or consolidation, a sale or disposition of all or substantially all of the Company's assets or a plan of liquidation or dissolution of the Company; or

      (d) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company ceasing for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

      Notwithstanding the above provisions of this Section 2.9, Change of Control shall have the meaning set forth in Code Section 409A(a)(2)(A)(v) and any regulations issued thereunder, which are incorporated herein by this reference, but only to the extent inconsistent with the above provisions as determined by the Compensation Committee.

      2.10 CODE. "Code" means the Internal Revenue Code of 1986, as amended, and the regulations and other authority issued thereunder by the appropriate governmental authority. References herein to any Section of the Code shall include references to any successor Section or provision of the Code.

      2.11 COMPANY. "Company" means Smith International, Inc. or any successor in interest thereto.

      2.12 COMPENSATION. "Compensation" means the salary and other cash remuneration that is payable by the Employer to the Employee during a Plan Year for compensatory services rendered, excluding any Bonuses and reimbursements of business and other expenses.

      2.13 COMPENSATION COMMITTEE. "Compensation Committee" means the Compensation and Benefits Committee of the Board.

      2.14 DEFERRAL AGREEMENT. "Deferral Agreement" means a separate written agreement entered into by and between the Employer and an Active Participant prior to the commencement of a Plan Year, which agreement describes the terms and conditions of such Active Participant's deferred compensation arrangement hereunder for the Plan Year. The Deferral Agreement shall be executed and dated by the Active Participant and shall specify the amount of Compensation and/or Bonus related to services to be performed during the Plan Year, by percentage or dollar amount, to be deferred.

      2.15 DEFERRED COMPENSATION LEDGER. "Deferred Compensation Ledger" means the appropriate accounting records maintained by the Administrative Committee which set forth the name of each Participant and his Account transactions reflecting (a) the amount of Compensation and Bonus deferred pursuant to Article Four, (b) the amount of Employer contributions made on behalf of the Participant pursuant to Article Four, (c) the amount of Investment Experience credited or charged to the Participant's Account pursuant to Article Five, and (d) the amount of any distributions or

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withdrawals pursuant to Article Six. The Deferred Compensation Ledger shall be utilized solely as a device for the measurement and determination of the contingent amounts to be paid to Participants under the Plan. The Deferred Compensation Ledger shall not constitute or be treated as an escrow, trust fund, or any other type of funded account of whatever kind for Code or ERISA purposes and, moreover, contingent amounts credited thereto shall not be considered "plan assets" for ERISA purposes. In addition, no economic benefit or constructive receipt of income shall be provided to any Participant for purposes of the Code unless and until cash payments under the Plan are actually made to the Participant. The Deferred Compensation Ledger merely provides a record of the bookkeeping entries relating to the contingent benefits that the Employer intends to provide to Participants and thus reflects a mere unsecured promise to pay such amounts in the future.

      2.16 DETERMINATION DATE. "Determination Date" means, with respect to a Participant, the date of his termination of Employment due to his death, Disability or other Separation from Service.

      2.17 ELECTIVE DEFERRAL CONTRIBUTION. "Elective Deferral Contribution" means any amount of a Participant's Compensation and/or Bonus which he elects to defer hereunder and to have such deferred amount credited to his Account.

      2.18 EMPLOYEE. "Employee" means a member of a select group of management or highly compensated employees of the Employer, as determined by the Compensation Committee for each Plan Year.

      2.19 EMPLOYMENT. "Employment" means employment as an Employee. In this regard, neither the transfer of a Participant from employment by the Company to employment by an Affiliated Entity nor the transfer of a Participant from employment by an Affiliated Entity to employment by the Company shall be deemed to be a Separation from Service by the Participant. Moreover, a Participant shall not be deemed to have incurred a Separation from Service because of his approved temporary absence from active employment on account of illness or authorized vacation, or during another approved and temporary leave of absence granted by the Employer.

      2.20 EMPLOYER. "Employer" means the Company and each Affiliated Entity which has adopted the Plan with the consent of the Compensation Committee or the Administrative Committee.

      2.21 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and other authority issued thereunder by the appropriate governmental authority. References herein to any section of ERISA shall include references to any successor section or provision of ERISA.

      2.22 EXECUTIVE STAFF PARTICIPANT. "Executive Staff Participant" means a Participant who is designated by the Compensation Committee, in its discretion, as an Executive Staff Participant. An Executive Staff Participant will generally be a senior officer of the Employer who is a member of the Employer's Executive Staff; provided, however, only Participants so designated by the Compensation Committee shall be deemed Executive Staff Participants for purposes of this Plan. Executive Staff Participants shall be designated by name in resolutions adopted by the Compensation Committee from time to time, and any Participant may be added or deleted from the list of Executive Staff Participants by the Compensation Committee in its absolute discretion at any time. Executive Staff Participants are eligible to receive additional Employer contributions in accordance with Section 4.6.

      2.23 FINANCIAL EMERGENCY. "Financial Emergency" means an unforeseeable emergency and severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse, or of a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

      Withdrawals of amounts from the Participant's Account due to a Financial Emergency, pursuant to Section 6.6, shall only be permitted to the extent reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). The Administrative Committee, in its discretion, shall determine whether a Financial Emergency has occurred and the amount needed to satisfy the emergency need, and each such determination shall be made in accordance with the requirements of Code Section 409A. The Participant must provide the Administrative Committee with the information that it requests to make these determinations.

      2.24 FUNDS. "Funds" means the investment funds designated from time to time for the deemed investment of Accounts pursuant to Article Five.

      2.25 401(k) PLAN. "401(k) Plan" means the Smith International, Inc. 401(k) Retirement Plan, as it may be amended from time to time, or any successor defined contribution plan maintained by the Company which is intended to qualify under Sections 401(a) and 401(k) of the Code.

      2.26 INSOLVENT. "Insolvent" means either (a) the Employer is unable to pay its debts as they become due, or (b) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

      2.27 INTEREST EQUIVALENTS. "Interest Equivalents" means the hypothetical amounts credited as interest to the Participant's Account, as a component of Investment Experience, pursuant to Section 5.4.

      2.28 INVESTMENT EXPERIENCE. "Investment Experience" means the hypothetical amounts credited (as income, gains or appreciation on any hypothetical investments in Funds or other investments permitted by the Trustee) or charged (as losses or depreciation on any such hypothetical investments) to the balances in the Participant's Account pursuant to Article Five, including, without limitation, Interest Equivalents.

      2.29 KEY EMPLOYEE. "Key Employee" means any person employed or formerly employed by the Company or any corporation that is an Affiliated Entity, the stock of which is publicly traded on an established securities market (or as otherwise prescribed by Code Section 409A), who is, at any time during the Plan Year, any one or more of the following:

            (a) an officer of the Company or Affiliated Entity having compensation (as defined in Code Section 415(c)(3)) for the applicable Plan Year greater than One Hundred Thirty Thousand Dollars ($130,000), as adjusted under Section 416(i)(1) of the Code;

            (b) any person owning (or considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Company or Affiliated Entity or stock possessing more than five percent (5%) of the total combined voting power of such stock, or if the Company or Affiliated Employer is not a corporation, any person owning more than five percent (5%) of the capital or profits interest of the Company or Affiliated Entity; or

            (c) a person who would be described in clause (b) above if "one percent (1%)" were substituted for "five percent (5%)" each place it appears in such clause (b), and whose aggregate annual compensation (as defined in Code Section 415(c)(3)) from the Company and any Affiliated Entity is more than One Hundred Fifty Thousand Dollars ($150,000).

      For purposes of determining ownership under this Section 2.29, the aggregation rules of Code Sections 414(b), (c) and (m) shall not apply. For purposes of clause (a) above, no more than fifty (50) Employees (or, if lesser, the greater of three (3) or ten percent (10%) of the Employees) shall be treated as officers.

      Notwithstanding the provisions of this Section 2.29, the term Key Employee shall have the meaning set forth in Code Section 409A(a)(2)(B)(i) and any regulations issued thereunder, which are incorporated herein by this reference, but only to the extent inconsistent with the above provisions as determined by the Compensation Committee.

      2.30 PARTICIPANT. "Participant" means an Employee who has been selected by the Compensation Committee to participate in the Plan. An Employee or former Employee (or a Beneficiary thereof in the event of death) who still has an Account balance shall be deemed a Participant hereunder regardless of whether he is an Active Participant.

      2.31 PLAN. "Plan" means the Smith International, Inc. Post-2004 Supplemental Executive Retirement Plan as set forth herein, and as it may be amended from time to time. This Plan is a separate and distinct plan from the Smith International, Inc. Supplemental Executive Retirement Plan which was "frozen" by the Compensation Committee effective as of December 31, 2004.

      2.32 PLAN YEAR. "Plan Year" means the calendar year commencing on January 1 and ending on December 31, with the first Plan Year ending December 31, 2005.

      2.33 SEPARATION FROM SERVICE. "Separation from Service" means the Participant's termination from Employment with the Employer, and shall have the same meaning as set forth in Code Section 409A(a)(2)(A)(i).

      2.34 SUBSIDIARY. "Subsidiary" means any subsidiary of the Company as defined under Code Section 424(f).

      2.35 TOTAL AND PERMANENT DISABILITY. "Total and Permanent Disability" means the Participant is (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees of the Employer. Any determination of Total and Permanent Disability shall be made in accordance with the requirements of Code Section 409A.

      2.36 TRUST. "Trust" means a grantor trust, as described in Code Sections 671-677, of the type commonly referred to as a "rabbi trust" which has been created under the Trust Agreement and pursuant to which the Employer may place assets to "informally fund" contingent benefits payable under the Plan.

      2.37 TRUST AGREEMENT. "Trust Agreement" means the Smith International, Inc. Post-2004 Supplemental Executive Retirement Plan Trust Agreement, as it may be amended from time to time, which embodies the terms and conditions of the Trust.

      2.38 TRUSTEE. "Trustee" means the duly appointed and acting trustee of the Trust, and any successor thereto.

      2.39 VALUATION DATE. "Valuation Date" means the last day of each calendar quarter and any other interim date, as determined by the Administrative Committee, for the valuation of Participants' Accounts.

                                  ARTICLE THREE

                                 ADMINISTRATION

      3.1 COMPOSITION OF ADMINISTRATIVE COMMITTEE. The Administrative Committee shall be comprised of such officers of the Employer as chosen by the Compensation Committee to constitute the Administrative Committee. Each member of the Administrative Committee shall serve at the pleasure of the Compensation Committee and the Compensation Committee may remove or replace a member of the Administrative Committee pursuant to procedures established by the Compensation Committee.

      A member of the Administrative Committee may also be a Participant. A member of the Administrative Committee who is also a Participant shall not vote or otherwise act on any matter relating solely to himself.

      The members of the Administrative Committee shall not receive any special compensation for serving in their capacities as members of the Administrative Committee but shall be reimbursed by the Company for any reasonable expenses incurred in connection therewith. No bond or other security need be required of the Administrative Committee or any member thereof.

      3.2 ADMINISTRATION OF PLAN. The Administrative Committee shall operate, administer, interpret, construe and construct the Plan, including correcting any defect, supplying any omission or reconciling any inconsistency. The Administrative Committee shall have all powers necessary or appropriate to implement and administer the terms and provisions of the Plan, including the power to make findings of fact. The determination of the Administrative Committee as to the proper interpretation, construction, or application of any term or provision of the Plan shall be final, binding, and conclusive with respect to all interested persons.

      In addition, the Trustee may take investment directions from the Administrative Committee, in which case the Administrative Committee shall implement the provisions of Section 5.3 regarding investment of Account balances. The Administrative Committee shall have the authority to select any Fund or other prudent investment vehicles that are available for hypothetical investment by Participants of their Account balances in assets held by the Trust. Furthermore, the

Administrative Committee shall direct the Trustee in matters relating to the distribution to Participants of amounts credited to their Accounts in accordance with the terms of the Plan.

      3.3 ACTION BY COMMITTEE. A majority of the members of the Administrative Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting at which a quorum is present shall decide any question brought before the meeting and shall be the act of the Administrative Committee. In addition, the Administrative Committee may take any other action otherwise proper under the Plan by an affirmative vote, taken without a meeting, of a majority of its members.

      3.4 DELEGATION. The Administrative Committee may, in its discretion, delegate one or more of its duties to its designated agents or to employees of an Employer, but may not delegate its authority to make the determinations specified in the first paragraph of Section 3.2.

      3.5 RELIANCE UPON INFORMATION. No member of the Administrative Committee shall be liable for any decision, action, omission, or mistake in judgment, provided that he acted in good faith in connection with the administration of the Plan. Without limiting the generality of the foregoing, any decision or action taken by the Administrative Committee in reasonable reliance upon any information supplied to it by the Board, the Compensation Committee, any employee of an Employer, the Employer's legal counsel, or the Employer's independent accountants shall be deemed to have been taken in good faith.

      The Administrative Committee may consult with legal counsel, who may be counsel for the Employer or other counsel, with respect to its obligations or duties hereunder, or with respect to any action, proceeding or question at law, and shall not be liable with respect to any action taken, or omitted, in good faith pursuant to the advice of such counsel.

      3.6 RESPONSIBILITY AND INDEMNITY. To the full extent permitted by law, Smith International, Inc. and each other adopting Employer (collectively, the "EMPLOYER") jointly and severally shall defend, indemnify and hold harmless each past, present and future member of the Administrative Committee and each other employee who acts in the capacity of an agent, delegate or representative of the Administrative Committee under the Plan (hereafter, all such indemnified persons shall be jointly and severally referred to as "PLAN ADMINISTRATION EMPLOYEE") against, and each Plan Administration Employee shall be entitled without further act on his part to indemnity from the Employer for, any and all losses, claims, damages, judgments, settlements, liabilities, expenses and costs (and all actions in respect thereof and any legal or other costs and expenses in giving testimony or furnishing documents in response to a subpoena or otherwise), including the cost of investigating, preparing or defending any pending, threatened or anticipated action, claim, suit or other proceeding, whether or not in connection with litigation in which the Plan Administration Employee is a party (collectively, the "Losses"), as and when incurred, directly or indirectly, relating to, based upon, arising out of, or resulting from his being or having been a Plan Administration Employee; provided, however, that such indemnity shall not include any Losses incurred by such Plan Administration Employee (i) with respect to any matters as to which he is finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence, bad faith or intentional misconduct in the performance of his duties as a Plan Administration Employee, or (ii) with respect to any matter to the extent that a settlement thereof is effected in an amount in excess of the amount approved by the Company (which approval shall not be unreasonably withheld). The foregoing right of indemnification shall be in addition to any liability that the Employer may otherwise have to the Plan Administration Employee.

      The Employer's obligation hereunder to indemnify the Plan Administration Employee shall exist without regard to the cause or causes of the matters for which indemnity is owed and expressly includes (but is not limited to) the Losses, directly or indirectly, relating to, based upon, arising out of, or resulting from any one or more of the following:

            (a) the sole negligence or fault of any Plan Administration Employee or combination of Plan Administration Employees;

            (b)   the sole negligence or fault of the Employer;

            (c)   the sole negligence or fault of third parties;

            (d) the concurrent negligence of fault or any combination of the Plan Administration Employee and/or the Employer and/or any third party; and

            (e) Any other conceivable or possible combination of fault or negligence, it being the specific intent of the Employer to provide the maximum possible indemnification protection hereunder, but excluding any such Losses that are found by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or intentional misconduct of the Plan Administration Employee.

      The Plan Administration Employee shall have the right to retain counsel of its own choice to represent it provided that such counsel is acceptable to the Employer, which acceptance shall not be unreasonably withheld. The Employer shall pay the fees and expenses of such counsel, and such counsel shall to the full extent consistent with its professional responsibilities cooperate with the Employer and any counsel designated by it. The Employer shall be liable for any settlement of any claim against the Plan Administration Employee made with the written consent of the Employer which consent shall not be unreasonably withheld.

      The foregoing right of indemnification shall inure to the benefit of the successors and assigns, and the heirs, executors, administrators and personal representatives of each Plan Administration Employee, and shall be in addition to all other rights to which the Plan Administration Employee may be entitled as a matter of law, contract, or otherwise.

                                  ARTICLE FOUR

                                  PARTICIPATION

      4.1 ELIGIBILITY OF EMPLOYEES. The Compensation Committee shall have the sole and exclusive authority and discretion to designate Employees who are eligible to participate in the Plan as Active Participants. Only Employees who are members of a select group of management or highly compensated Employees for purposes of ERISA shall be eligible for selection by the Compensation Committee.

      The Compensation Committee shall also have the authority and discretion to deem any Employee as no longer an Active Participant effective as of any designated date; provided, however, such action shall not be effective before the date that the Participant receives written notice of same. Any Participant whose Employment is terminated, for whatever reason, shall not be an Active Participant effective as of his Separation from Service date. A person who is no longer an Active Participant shall still be considered a Participant for other purposes hereunder until he has received a total distribution of his Account balance.

      4.2 NOTIFICATION OF ELIGIBLE EMPLOYEES. Within thirty (30) days prior to the beginning of each Plan Year, the Administrative Committee, as directed by the Compensation Committee, shall notify in writing each of the Employees who are eligible to elect to defer Compensation under the Plan. The Compensation Committee shall also have the right to designate Employees as Active Participants at any time during a Plan Year. Each Employee who has been designated as an Active Participant by the Compensation Committee in any Plan Year shall remain eligible to defer Compensation and/or Bonuses hereunder unless and until the Compensation Committee determines that he is no longer eligible to authorize such deferrals and notifies Employee of same. An Employee (or in the event of his death, his Beneficiary) shall be a Participant hereunder as long as he has any balance credited to his Account, regardless of whether he is eligible to authorize Compensation and/or Bonus deferrals hereunder as an Active Participant. Only Employees who are designated as Active Participants for a Plan Year may authorize deferrals or have Employer contributions made on their behalf.

      4.3 COMPENSATION AND BONUS DEFERRAL AGREEMENT. After an Employee has been notified by the Administrative Committee that he is eligible to participate in the Plan for the relevant Plan Year as an Active Participant, he must, in order to defer Compensation and/or Bonus with respect to services to be performed during such Plan Year, notify the Administrative Committee of his deferral election by completing and executing a Deferral Agreement prior to the end of the Plan Year which precedes the Plan Year to which such Deferral Agreement relates. The Employee may elect to defer up to one hundred percent (100%) of his Compensation and/or Bonus for a Plan Year or the portion thereof that he is an Active Participant. Any Deferral Agreement that is not completed and signed by the Employee, and received and accepted by the Administrative Committee (or its delegate), on or prior to the last day of the Plan Year immediately preceding the Plan Year for which the Employee is notified that he may make a deferral election, shall be treated as the Employee's election not to defer Compensation or Bonus for that Plan Year.

      If, after the commencement of a Plan Year, an Employee is designated by the Compensation Committee as an Active Participant for the first time, the newly eligible Active Participant, in order to defer Compensation hereunder, must complete and execute a Deferral Agreement and return it to the Administrative Committee (or its delegate) within thirty (30) days of the effective date on which the Employee first became an Active Participant. Such Deferral Agreement shall only apply to defer Compensation and/or Bonus for services to be performed for the remainder of the Plan Year by the Active Participant, provided that such services are to be performed subsequent to receipt and approval of his Deferral Agreement by the Administrative Committee.

      The amount of Compensation elected to be deferred pursuant to a Deferral Agreement shall be withheld on a pro rata basis from the Active Participant's regular payments of Compensation for each pay period during the Plan Year or portion thereof during which such Deferral Agreement is in effect, unless otherwise designated by the Active Participant in his Deferral Agreement. In the event that a Trust is maintained, Compensation deferrals shall promptly be delivered to the Trustee by the Employer.

      Regardless of any services performed during a year on behalf of the Company, no Participant will accrue any right to receive any Bonus until it is actually awarded to him. An Active Participant's election to defer all or any portion of his Bonus that may be awarded with respect to any Plan Year must be made prior to the first day of the Plan Year in which services will be performed for which such Bonus amount is to be paid.

      The dollar amount or percentage of a Bonus elected to be deferred under this Section 4.3 shall be deferred in one lump sum and shall be deemed to have been deferred on the date the deferred portion of the Bonus would otherwise have been paid to the Active Participant in the absence of his deferral election. Any Bonus deferral election made hereunder shall be void and ineffective to the extent that no Bonus is awarded to the Active Participant with respect to services performed during the Plan Year.

      To the extent required under payroll tax law or regulation, the deferred amount of any Compensation or Bonus elected hereunder may be reduced by the Administrative Committee in order to provide taxable, non-deferred wages sufficient to cover required withholding taxes.

      4.4 LEAVE OF ABSENCE. If an Active Participant is authorized by his Employer for any reason to take a paid leave of absence from Employment, the Participant shall continue to be considered in Employment and his Elective Deferral Contributions shall continue to be withheld during such paid leave of absence. If an Active Participant is authorized by his Employer for any reason to take an unpaid leave of absence from Employment, the Participant shall continue to be considered in Employment and the Participant shall be excused from making Elective Deferral Contributions from his Compensation until the Participant returns to a paid Employment status. Upon his return from the unpaid leave, Elective Deferral Contributions shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the Participant's Deferral Agreement, if any, as in effect for that Plan Year, i.e., the same percentage or dollar amount that was being withheld prior to the unpaid leave of absence shall resume after return to active service, but no make-up contributions shall be made for the unpaid leave period. A leave of absence shall not affect any previously elected Bonus deferral.

      4.5 EMPLOYER CONTRIBUTIONS.

            (1) Age-Weighted Contributions. Subject to the following provisions of this subsection that apply to Executive Staff Participants, effective as of the last day of each 3-month quarter during a Plan Year, an Age-Weighted Contribution shall be allocated and credited by the Administrative Committee to the Account of each Active Participant who has entered into a Deferral Agreement covering that quarter. The Age-Weighted Contribution shall be based on the Active Participant's Age-Weighted Contribution Percentage ("AWCP") as determined based on the schedule set forth below:

  AGE AS OF ANNIVERSARY OF
PARTICIPANT'S DATE OF BIRTH           AWCP
---------------------------           ----
        Under Age 40                  2.00%
        40-44                         2.50%
        45-49                         3.00%
        50-54                         4.00%
        55-59                         5.00%
        60 or older                   6.00%

      An Active Participant's AWCP shall change as of the first payroll period beginning in the month following the month in which the anniversary of the Active Participant's date of birth occurs. To compute an Active Participant's Age-Weighted Contribution for a Plan Year, his AWCP shall be multiplied by the difference between, for the Plan Year, the Active Participant's (i) "Total 401(k) Compensation" (defined below) and his (ii) "Net 401(k) Compensation" (defined below).

      "Total 401(k) Compensation" means the total of all cash amounts payable by the Employer to or for the benefit of an Active Participant for services rendered or labor performed while an Active Participant during the Plan Year (including overtime pay, Bonuses, "perq pay," and incentive or other supplemental pay and amounts that he could have received in cash (i) in lieu of an Elective Deferral Contribution to this Plan or a 401(k) salary deferral contribution made under the 401(k) Plan and (ii) had he not entered into a salary reduction agreement pursuant to a cafeteria plan under Section 125 of the
Code), excluding, however, severance pay and the proceeds from the Active Participant's exercise of any stock options. The Total 401(k) Compensation of any Active Participant taken into account for purposes of the Plan shall be prorated for (i) a Plan Year of less than twelve months (other than the first Plan Year) or (ii) in the case of an Active Participant who is either an Active Participant for less than the entire Plan Year or receives Compensation for less than the entire Plan Year. Total 401(k) Compensation shall not be reduced or otherwise affected by any limits that apply under the 401(k) Plan.

      "Net 401(k) Compensation" means the total of all cash amounts payable by the Employer to or for the benefit of an Active Participant for services rendered or labor performed while an Active Participant during a Plan Year (including overtime pay, Bonuses, "perq pay," and incentive or other supplemental pay and amounts which he could have received in cash (i) in lieu of a 401(k) salary deferral contribution made under the 401(k) Plan and (ii) had he not entered into a salary reduction agreement pursuant to a cafeteria plan under
Section 125 of the Code), excluding, however, (i) severance pay, (ii) the proceeds from the Active Participant's exercise of any stock options, and (iii) the Active Participant's Elective Deferral Contributions to this Plan or to another deferred compensation program other than 401(k) salary deferral contributions made under the 401(k) Plan. The "Net 401(k) Compensation" of any Active Participant taken into account for purposes of the Plan shall be limited to $210,000 for the Plan Year with such amount to be (i) adjusted automatically to reflect any cost-of-living increases authorized by Section 401(a)(17) of the Code and (ii) prorated for (a) a Plan Year of less than twelve months or (b) in the case of an Active Participant who is either an Active Participant for less than the entire Plan Year or receives Compensation for less than the entire Plan Year.

      Notwithstanding the preceding provisions of this subsection, the Employer's Age-Weighted Contribution ("AWC") with respect to each Executive Staff Participant shall be determined by the Administrative Committee or its delegate for each 3-month quarter during each Plan Year in accordance with the provisions of this paragraph. The Age-Weighted Contribution Percentage ("AWCP") shall be six percent (6%) for each Executive Staff Participant. The AWC of each Executive Staff Participant shall be computed in accordance with the following formula: (6% x A) - B = AWC. For purposes of this formula, A equals the Executive Staff Participant's Total 401(k) Compensation, and B equals the dollar amount of the age-weighted, profit sharing contribution, if any, for the applicable 3-month quarter that has been or will be contributed by the Employer on behalf of the Executive Staff Participant under the terms of the 401(k) Plan. Effective as of the last day of each 3-month quarter during a Plan Year, the AWC for each Executive Staff Participant shall be allocated and credited by the Administrative Committee to his account under the Deferred Compensation Ledger.

      (2) Make-up Matching Contributions. The provisions of this subsection 4.5(2) shall apply only to those Active Participants who (i) have authorized elective deferral contributions under the 401(k) Plan during the Plan Year and
(ii) have entered into a Deferral Agreement hereunder for the Plan Year. To the extent that an Active Participant authorized elective deferral contributions under the 401(k) Plan during a Plan Year but his account thereunder is precluded from receiving an allocation of any matching contributions under the 401(k) Plan that it otherwise would have been eligible to receive, as the result of non-discrimination limits imposed by the average deferral percentage ("ADP") test or the actual contribution percentage ("ACP") test under the Code, then such Active Participant shall be eligible to receive a "Make-up Matching Contribution" under this Plan for that Plan Year. The Make-up Matching Contribution shall be equal to the difference between (i) the total matching contributions that the Active Participant's account under the 401(k) Plan would have been allocated for the Plan Year without regard to the ADP and ACP tests, and (ii) the amount of matching contributions actually allocated to his account under the 401(k) Plan for the Plan Year. The Make-up Matching Contributions shall be allocated and credited by the Administrative Committee to the affected Active Participant's Account, effective as of the last day of the Plan

Year. Notwithstanding the preceding provisions of this subsection, no Make-up Matching Contribution shall be credited by the Administrative Committee on behalf of any Active Participant who is not in Employment on the last day of such Plan Year for any reason.

            (3)   Matching Contributions.

                  (a) Non-Executive Staff Participants. The provisions of this subsection 4.5 (3)(a) shall apply only (i) to those Active Participants who (a) have entered into a Deferral Agreement for the Plan Year and (b) are not Executive Staff Participants and (ii) to Plan Years in which a matching contribution is made to eligible participants under the 401(k) Plan. The Matching Contribution ("MC") of such an eligible Participant for a Plan Year shall be computed as follows:

        MC = The lesser of: [.015A + (.985A x B)] or [(6% x C) - (D + E)]

                  For purposes of this formula: A equals the aggregate dollar amount of elective deferral contributions that the Active Participant made to this Plan for the Plan Year, pursuant to his Deferral Agreement, that were credited to his account under the Deferred Compensation Ledger; B equals the matching contribution percentage designated under section 3.03(b) (or its successor) of the 401(k) Plan for the Plan Year; C equals the Active Participant's Total 401(k) Compensation (as defined in Section 4.5(1)) but excluding therefrom any (i) Bonus paid during the Plan Year and (ii) retention or similar payments paid during the Plan Year; D equals the matching contributions, if any, that were credited to the Active Participant's account under the 401(k) Plan for the Plan Year; and E equals the Make-up Matching Contributions, if any, that were credited to the Active Participant's Account for the Plan Year pursuant to subsection 4.5(2) above. For example, assume that for a Plan Year (i) the Active Participant's Account was credited with elective deferral contributions of $8,000 under this Plan, (ii) the matching contribution percentage under Section 3.03(b) (or its successor) of the 401(k) Plan for such Plan Year was 50%, (iii) the Active Participant's Total 401(k) Compensation (excluding his Annual Incentive Plan Bonus, if any) was $125,000, (iv) his account was credited with a $2,000 matching contribution under the 401(k) Plan, and (v) his Account under this Plan was credited with a $1,000 Make-up Matching Contribution.

                  MC = The lesser of: [$120 + ($7880 x 50%)] or [(6% x 125,000)
                       - ($2,000 + $1,000)]

                  MC = The lesser of: $4,060 or $4,500 (i.e., $7,500 - $3,000)

                  MC = $4,060

                  The MC shall be computed, allocated and credited by the
            Administrative Committee to the Active Participant's Account effective as of the last day of the Plan Year. Notwithstanding the preceding provisions of this subsection, no Matching Contribution shall be credited for a Plan Year on behalf of any Active Participant who is not in Employment on the last day of such Plan Year for any reason.

                  (b) Executive Staff Participants. The Company's Matching
            Contribution ("MC") with respect to each Executive Staff Participant shall be determined in accordance with the provisions of this subsection 4.6(3)(b) which shall apply regardless of whether or not
            (i) the Executive Staff Participant is also a member of the 401(k) Plan or has entered into a Deferral Agreement under this Plan, or
            (ii) any matching contributions were credited to his 401(k) Plan account during the Plan Year. The MC of an Executive Staff Participant for a Plan Year shall be computed as follows:

                  X = The lesser of: (A + B) or (6% x C).

                  MC = X - (D + E).

            For purposes of this formula: A equals the aggregate dollar amount of elective deferral contributions that the Executive Staff Participant made to this Plan for the Plan Year, pursuant to his Deferral Agreement, that were credited to his account under the Deferred Compensation Ledger; B equals the aggregate dollar amount of elective deferral contributions that were credited to the Executive Staff Participant's Account under the 401(k) Plan for the Plan Year; C equals the Executive Staff Participant's Total 401(k)

            Compensation (as defined in Section 4.5(1)) for the Plan Year; D equals the matching contributions, if any, that were credited to the Executive Staff Participant's Account under the 401(k) Plan for the Plan Year; and E equals the Make-up Matching Contributions, if any, that were credited to the Executive Staff Participant's Account for the Plan Year pursuant to subsection 4.5(2) above. For example, assume that for a Plan Year an Executive Staff Participant (i) earned Total 401(k) Compensation of $300,000, (ii) authorized and was credited with elective deferral contributions of $9,000 under the 401(k) Plan and $11,000 under this Plan, (iii) his account was credited with a $4,500 matching contribution under the 401(k) Plan, and (iv) his Account under this Plan was not credited with any Make-up Matching Contributions for the Plan Year.

                  X  = the lesser of: ($9,000 + $11,000) or (6% x $300,000)

                  X  = $18,000

                  MC = $18,000 - ($4,500 + 0)

                  MC = $13,500.

                  The MC shall be computed, allocated and credited by the
            Administrative Committee to the Executive Staff Participant's Account effective as of the last day of the Plan Year. Notwithstanding the previous provisions of this subsection, no MC shall be credited by the Administrative Committee for a Plan Year on behalf of any Executive Staff Participant who is not in Employment on the last day of such Plan Year for any reason.

                  The Compensation Committee may, in its discretion, determine that the matching contribution percentage for purposes of the preceding provisions of this subsection 4.5(3)(b) shall not be 100% as described above (i.e., a dollar-for-dollar match but not in excess of 6% of the Executive Staff Participant's Total 401(k) Compensation); for example, the Compensation Committee may determine that the matching contribution percentage under the 401(k) Plan for the Plan Year shall also apply under this subsection 4.5(3)(b) for Executive Staff Participants. In such event, the formula at subsection 4.5(3)(a) which incorporates a 100% match of the first 1.50% of elective deferral contributions shall apply for the Plan Year for Executive Staff Participants. Any such determination made by the Compensation Committee shall be recorded in a duly adopted resolution and communicated in writing to the Executive Staff Participants prior to the beginning of each applicable Plan Year.

            (4) Discretionary Profit Sharing Contributions. The Compensation Committee may, in its discretion, determine the amount, if any, of the Employer's profit sharing contribution for a Plan Year and how such amount is to be allocated and credited between and among the Participants' Accounts. A Participant shall not be entitled to share in the allocation of any such Employer profit sharing contribution for a Plan Year if he is not in Employment on the last day of the Plan Year for any reason. The Compensation Committee shall have no obligation to authorize any such profit sharing contributions hereunder for any Plan Year.

      4.6 VESTING. All contributions made by Participants and the Employer hereunder shall be fully vested and nonforfeitable at all times. All Investment Experience credited on all contributions shall also be fully vested and nonforfeitable at all times.

      4.7 ELECTION OF MANNER OF PAYMENT. At the time that a Participant makes a deferral election under Section 4.3, the Participant shall also elect (on an Advance Distribution Election form) the manner in which his distribution shall be paid following his Determination Date after Separation from Service from among the following options:

            (a)   Lump sum payment; or

            (b) If the distributable portion of the Account balance is at least $25,000 on the Determination Date, annual installments to be paid during a period specified by the Participant of not less than two (2) nor more than twenty (20) years. If the distributable amount is less than $25,000, it shall automatically be paid in a lump sum distribution without regard to any installment option that may have been elected by the Participant.

                                  ARTICLE FIVE

                     DEFERRAL OF COMPENSATION AND ALLOCATION
                             OF INTEREST EQUIVALENTS

      5.1 DEFERRAL OF COMPENSATION AND/OR BONUS. If an Active Participant has elected to defer Compensation and/or a Bonus hereunder for a Plan Year, the deferred amounts shall not be paid when they otherwise would have been paid in the absence of such election. A bookkeeping entry to reflect the deferred amounts shall be credited by the Administrative Committee to the Active Participant's Account under the Deferred Compensation Ledger. With respect to Compensation and Bonuses deferred hereunder for a Plan Year, each such deferred amount shall be credited to the Active Participant's Account under the Deferred Compensation Ledger as of the date it otherwise would have been paid to the Active Participant and shall reflect a mere unsecured promise by the Employer to pay such amount in the future.

      5.2 ALLOCATION OF INVESTMENT EXPERIENCE TO ACCOUNTS. As of each Valuation Date, the Administrative Committee or its delegate shall determine the Investment Experience for the applicable accounting period and, as soon as practicable after such period, shall post and credit the amount of Investment Experience to each Participant's Account effective as of the end of such period. Each Account for which there was a positive balance at any time during the applicable valuation period shall be entitled to an allocation and crediting of Investment Experience for that valuation period regardless of whether the Participant is still an Active Participant.

      5.3 INVESTMENT OF ACCOUNTS. The Administrative Committee shall permit each Participant to request that the amounts credited to his Account under the Deferred Compensation Ledger be invested in any one or a combination of Funds (or other investment vehicles) which have been designated by the Administrative Committee as available for hypothetical investment under the Plan. However, except as provided in the next sentence, the Trustee shall make the final investment decision, which may or may not correspond to the Participant's request. In the event that a Participant is serving as Trustee, the Administrative Committee, and not the Trustee, shall make the final decision with respect to the hypothetical investment of such Participant's Account. Subject to Section 5.4 for Interest Equivalents, the Investment Experience posted and credited to each Participant's Account shall be based upon the Investment Experience of the actual investments made by the Trustee in which the Participant's Account balance is hypothetically invested. Notwithstanding any contrary provision of the Plan or Trust Agreement, no direct investment in securities issued by the Company or its Affiliated Entities shall be permitted under the Plan or Trust.

      Except as otherwise provided below, each Participant shall advise the Administrative Committee, or any agent appointed by such Committee, of his request with respect to the hypothetical investment of the amounts credited to his Account. Each Participant's investment request shall be in a form and manner, and in the minimum increments, as prescribed by the Administrative Committee. Each Participant may, on any business day on which the applicable financial markets are open, communicate directly with any appointed mutual fund company, financial consultant, or other appropriate agent or delegate of the Administrative Committee to request a change in the combination of Funds (or other investment vehicle) in which his Account is hypothetically invested. The Administrative Committee may direct the Trustee concerning the Funds in which the Participant's Account shall be hypothetically invested in the absence of an investment request from such Participant, or in the event that any such request is not followed by the Administrative Committee or Trustee for whatever reason.

      In addition, notwithstanding any contrary provision of the Plan or Trust Agreement, neither the Administrative Committee nor Trustee shall be bound to follow the investment request of any Participant. Subject to Section 5.4, the Investment Experience posted to each Participant's Account shall be based solely on the Investment Experience of the actual Funds or other investments authorized by the Administrative Committee or Trustee, as applicable, in which the Participant's Account balance was hypothetically invested. Investment Experience shall be allocated to the Participant's Account as directed by the Administrative Committee.

      5.4 INTEREST EQUIVALENTS. To the extent that all or any portion of a Participant's Account is deemed to have been hypothetically invested in a Fund that is a money market mutual fund, the Participant's Account will be credited with the Interest Equivalent described below in this Section 5.4 instead of the actual investment return generated by the deemed investment in the money market mutual fund. In addition, if a Trust is maintained, all deferrals of Compensation and Bonus authorized by Participants shall be credited with Interest Equivalents by the Employer from the date otherwise payable by the Employer to the Participants until the date that such amounts are paid to the Trustee for investment in Funds or other investment vehicles. Compensation and Bonuses being deferred during a calendar quarter shall be considered to be invested on the mid-point day of the calendar quarter during which such amounts would otherwise have been payable to the Participant and shall be credited with Interest Equivalents accordingly for that calendar quarter. Interest Equivalents shall be computed by the Administrative Committee pursuant to non-discriminatory procedures maintained by the Administrative Committee from time to time, and such amounts shall be posted and credited to each affected Participant's Account by the Administrative Committee.

      Crediting of Interest Equivalents hereunder shall be made only to the Accounts of those affected Participants who are current Employees. Therefore, for example, if a Participant has terminated Employment but has not yet received a distribution of the entire amount credited to his Account by the end of the month in which he is terminated, the Investment Experience that is deemed to be credited to such Participant's Account (to the extent of the portion of the Account that is hypothetically invested in the money market mutual fund) after the last day of such month shall only be the actual investment return realized by the deemed investment in the money market mutual fund, and not the greater Interest Equivalent.

      All amounts credited to a Participant's Account, to the extent such amounts are either (i) deemed to have been invested in a Fund that is a money market mutual fund or (ii) withheld by the Employer from a Participant's Compensation or Bonus but not yet paid to the Trustee for investment in any Fund (or other investment vehicle), shall be credited quarterly with Interest Equivalents. The rate of Interest Equivalents shall be equal to 120% of the long-term, applicable federal rate (AFR) for quarterly compounding for the last month of the calendar quarter immediately preceding the calendar quarter in which the Interest Equivalents are to be credited. For example, for purposes of crediting Interest Equivalents for the 3-month quarter ending December 31 of a given Plan Year, 120% of the AFR rate for September of that Plan Year will be used.

      Allocations of Interest Equivalents shall be computed and credited by the Administrative Committee based on the balances credited to the Participant's Account as of the last day of each calendar quarter during a Plan Year, i.e., March 31, June 30, September 30 and December 31. In the event of a distribution following a Determination Date, the applicable portion of the Participant's Account balance deemed to be invested in a Fund that is a money market fund shall be credited with Interest Equivalents based on such applicable portion as of the last day of the month which includes the Determination Date.

      Interest Equivalents credited to the Participant's Account shall be compounded quarterly and shall increase the contingent benefits receivable by the Participant in the future.

      5.5 PARTICIPANTS' RIGHTS UNDER THE TRUST. The assets of the Trust shall be held for the benefit of the Participants in accordance with the terms of the Plan and the Trust Agreement. In accordance with applicable provisions of the Trust Agreement, the assets of the Trust shall remain subject to the claims of the general creditors of the Employer, and the rights of the Participants to the amounts in the Trust shall be limited as provided in the Plan and Trust Agreement in the event that the Employer becomes Insolvent.

      5.6 DETERMINATION OF ACCOUNT. The aggregate amount credited to a Participant's Account under the Deferred Compensation Ledger shall consist of
(i) the aggregate amount of deferred Compensation and/or Bonuses and Employer Contributions made pursuant to Article Four, plus (or minus) (ii) the aggregate amount of Investment Experience credited or charged to such Account pursuant to Article Five, minus (iii) the aggregate amount of any distributions or withdrawals made from such Account pursuant to Article Six.

                                   ARTICLE SIX

                                  DISTRIBUTIONS

      6.1 AMOUNT OF DEFERRED COMPENSATION SUBJECT TO DISTRIBUTION. As of the Participant's Determination Date, the aggregate amount credited to his Account maintained under the Deferred Compensation Ledger shall become distributable in accordance with the provisions of Section 6.2.

      6.2 FORMS OF DISTRIBUTION FOLLOWING DETERMINATION DATE EXCEPT FOR DEATH. Upon the occurrence of a Determination Date (except due to the Participant's death) and prior to a Change of Control, the Participant's Account balance shall become distributable in the form of payment prescribed in Section 4.7. All distributions shall be paid in cash.

      If there is no form of distribution election for the Participant pursuant to Section 4.7, the form of distribution following a Determination Date shall automatically be a lump sum payment. A Participant cannot elect to retain his distributable Account balance in the Plan following his Determination Date except for any remaining unpaid installments during the installment period.

      Notwithstanding any provision hereof to the contrary, with respect to any Determination Date resulting from a Separation from Service within the 12-month period following a Change of Control, all distributions under the Plan shall automatically be paid in lump sum payments, and no installment payments may be elected and no prior installment election shall be honored. Following a Change of Control, a lump sum payment shall be made to each Participant who incurs a Separation from Service within 12 months from the Change of Control date. In such event, the lump sum distribution shall be paid within thirty (30) days from the Participant's Separation from Service date.

      Notwithstanding any previous installment payment election that may have been made by the Participant, the aggregate of any remaining installment payments due to a Participant who had incurred a Separation from Service at any time prior to the Change of Control shall be paid to such Participant in a lump sum within thirty (30) days from the Change of Control date.

      6.3 FORM OF DEATH DISTRIBUTION. If the Determination Date results from the death of the Participant, or if he dies before receiving all elected installment payments, his designated Beneficiary (pursuant to Section 6.10) shall automatically be entitled to receive a lump sum cash distribution of the Participant's remaining Account balance within sixty (60) days following the date that the Administrative Committee is notified of Participant's death and, therefore, installment payments, or continued installment payments, shall not be available as a distribution option following the Participant's death, even if previously elected by the Participant or Beneficiary.

      Notwithstanding the preceding paragraph of this Section 6.3, if (a) the Participant's Account balance at the time of his death is at least one million dollars ($1,000,000) and (b) the Participant had an installment distribution election in effect at the time of his death, then the Participant's installment election shall be honored and his designated Beneficiary shall receive installment payments over the installment period, or remaining installment period, that had been elected by the Participant prior to his death; provided, however, if the elected installment period or remaining installment period, as applicable, is longer than five (5) years from the date of Participant's death, the installment payments shall be made over an installment period that ends on the last day of the year that is five years from the end of the year in which the Participant's death occurred. In this event, the installment payment period shall be automatically shortened pursuant to this provision and the maximum installment period shall thus not exceed the 5-year period specified in the immediately preceding sentence. All installment payments shall be made in substantially equal annual payments over the installment period.

      6.4   TIMING OF DISTRIBUTIONS.

            (a) Lump Sum Distribution. Lump sum distributions shall be made as soon as administratively feasible following the end of the calendar quarter in which the Participant's Determination Date occurs.

                  Notwithstanding the above, any distribution payable to a Key Employee due to the Key Employee's Separation from Service (for any reason except due to his death) shall not be made before the earlier of the date which is six (6) months after the date of his Separation from Service.

            (b) Installment Payments. Annual installment payments shall commence as soon as administratively feasible following the end of the calendar quarter in which the Participant's Determination Date occurs. Thereafter, the remaining installment payments shall be made as of the annual anniversary of the first installment date.

                  Notwithstanding the above, any distribution payable to a Key Employee due to the Key Employee's Separation from Service (for any reason except due to his death) shall not commence earlier than the date which is six (6) months after the date of his Separation from Service.

            (c) Changes in Time and Form of Distribution. If a Participant has not commenced receiving payments under this Section 6.4, the Participant may petition the Administrative Committee in writing to request that the form of distribution be changed from a lump sum distribution to an installment payment option; provided, however, any such election to delay his distribution or change the form of payment:

                  (1) will not be effective until at least 12 months after the date on which the election is made; and

                  (2) in the case of an election related to a payment other than a payment made due to the Participant's death, Total and Permanent Disability, or Financial Emergency, the first payment with respect to which such election is made is deferred for a period of not less than five (5) years from the date such payment would otherwise have been made.

      6.5 ADVANCE DISTRIBUTION ELECTION REQUIRED. The Participant's election as to the form of his distribution hereunder with respect to any Plan Year must be made prior to the first day of the Plan Year in which the services will be performed for which the Compensation or Bonus relates. If the Participant or Beneficiary, as applicable, validly elects annual installment payments, then Investment Experience shall continue to be credited by the Administrative Committee to undistributed amounts allocated to the Participant's Account. Pending receipt of any distribution from the Plan, the Participant or Beneficiary shall remain subject to Section 7.2 and other applicable provisions of the Plan.

      6.6 WITHDRAWAL DUE TO FINANCIAL EMERGENCY. A Participant who believes he has suffered a Financial Emergency may in writing request a distribution of the portion of his Account balance needed to satisfy the emergency need. The Administrative Committee will review the Participant's request to determine whether, in its discretion, a Financial Emergency has occurred and, if so, the amount reasonably needed to satisfy the emergency need.

      If the Administrative Committee, in its discretion, determines that a Participant has suffered a Financial Emergency, the Administrative Committee may direct payment to the Participant of only that portion, if any, of his Account balance which is attributable to his Compensation and Bonus deferral contributions and is necessary to satisfy the emergency need.

      A Participant requesting a withdrawal for Financial Emergency must petition the Administrative Committee in writing and provide such information as the Administrative Committee may request to support the withdrawal request. The Administrative Committee, in its discretion, shall determine whether a Financial Emergency under the Plan has occurred and the minimum amount needed to satisfy the emergency need, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

      Only one withdrawal for a Financial Emergency may be made by Participant in any 24-month period. If, subject to the sole discretion of the Administrative Committee, the petition for payout is approved, the payout shall be made within 60 days of the date of approval. A request for a withdrawal under this Section
6.6 must be accompanied by (a) a letter signed by the Participant describing all the circumstances and the resources he has available to meet the need and a certification that the resources listed in the definition of Financial Emergency and all others are unavailable/insufficient/non-existent to meet the need, (b) copies of the appropriate official documentation (e.g., bills, eviction or foreclosure notices or documents showing that such are impending), and (c) statement of monthly household income and expenses (with explanations for unusual items).

      If the withdrawal is approved in its discretion, the Administrative Committee shall authorize a distribution to the Participant in the amount reasonably necessary to satisfy the Financial Emergency. No Interest Equivalents shall be credited to the Participant's Account during a calendar quarter with respect to the amount distributed to satisfy the Financial Emergency.

      6.7 TRUST AND PAYOR OF DEFERRED COMPENSATION. Benefits payable under the Plan with respect to a Participant's Account shall be the obligation of, and payable by, the Company; provided, however, the Company may, in its complete discretion, obtain reimbursement from any adopting Employer which employed the Participant. Adoption and maintenance of the Plan by the Employer shall not, for that reason, create a joint venture or partnership relationship between or among such entities for purposes of payment of benefits under the Plan or for any other purpose.

      In order to meet its contingent obligations under the Plan, the Employer shall not set aside any assets or otherwise create any type of fund in which any Participant, or any person claiming under such Participant, has an interest other than that of an unsecured general creditor of the Employer or which would provide any Participant, or any person claiming under such Participant, with a legally enforceable right to priority over any general creditor of the Employer in the event that the Employer becomes Insolvent.

      The Employer intends for the Plan to recognize the value to the Employer of the past and present services of Participants and to encourage and assure their continued service with the Employer by making more adequate provision for their future retirement security. The maintenance of the Plan is, in part, made necessary by certain benefit limitations which are imposed on the 401(k) Plan by the Code. The Plan is intended to constitute an unfunded, unsecured plan of deferred compensation for a select group of management or highly compensated employees of the Employer. Plan benefits herein provided are to be paid out of the Employer's general assets. Nevertheless, subject to the terms hereof and of the Trust Agreement, the Employer may transfer money or other property to the Trustee and the Trustee shall pay Plan benefits to Participants and their beneficiaries out of the Trust fund. To the extent the Employer transfers assets to the Trustee, the Administrative Committee may, but need not, establish procedures for the Trustee to invest the Trust assets in Funds or otherwise in accordance with each Participant's designated deemed investments pursuant to Article Five, but only with respect to the portion of the Trust assets equal to such Participant's Account balance.

      The Compensation Committee or Board may establish the Trust and direct the Company to enter into the Trust Agreement. In such event, the Company shall remain the owner of all assets in the Trust Fund and the assets shall be subject to the claims of the Employer's creditors if the Employer ever becomes Insolvent. The Chief Executive Officer of the Company and the Board shall each have the duty to inform the Trustee in writing if the Employer becomes Insolvent. Such notice given under the preceding sentence by any party shall satisfy all of the parties' duty to give notice. When so informed, the Trustee shall suspend payments to the Participants and hold the assets for the benefit of the Employer's general creditors. If the Trustee receives a written allegation that the Employer is Insolvent, the Trustee shall suspend payments to the Participants and hold the Trust fund for the benefit of the Employer's general creditors, and shall determine within the period specified in the Trust Agreement whether the Employer is Insolvent. If the Trustee determines that the Employer is not Insolvent, the Trustee shall resume payments to the Participants. No Participant or Beneficiary shall have any preferred claim to, or any beneficial ownership interest in, any assets of the Trust Fund.

      During any period in which a Trust is in existence, benefits payable under the Plan shall be payable by the Trustee in accordance with the terms, provisions, conditions and limitations of the Plan and Trust Agreement. To the extent that any distribution described in the immediately preceding sentence does not fully satisfy the obligation for any benefit due under the Plan, the Employer shall remain fully liable and obligated for full payment of any unpaid benefit due and payable under the Plan.

      6.8 REIMBURSEMENT OF PARTICIPANT. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and other expenses which the Participant (or any Beneficiary thereof) may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Employer, the Participant or others concerning the validity or enforceability of, or liability under, any provision of this Plan or any guarantee of performance thereof (including, without limitation, as a result of any contest by the Participant about the amount of any benefits due pursuant to the Plan), plus in each case interest on any delayed payment at the applicable interest rate specified in Section 5.4 for Interest Equivalents. To the extent that the Employer is found under a final decree of a court of competent jurisdiction to have engaged in an intentional breach of contract without good cause, bad faith or fraudulent conduct hereunder in delaying or failing to make any payment due under this Plan, then the amount found due to any Participant shall be doubled and fully paid to the Participant within thirty (30) days of such determination. The Company authorizes Participant to engage counsel of his choice to represent him in any such dispute. This Section 6.8 shall not be construed to limit or foreclose any court or arbitrator from imposing any other awards or remedies.

      6.9 FACILITY OF PAYMENTS. If the Administrative Committee determines that any person entitled to payments under the Plan is physically or mentally incompetent to receive or properly receipt for such payments, the Company shall make such payments or, if applicable, the Administrative Committee shall direct the Trustee to make the payments, to the legal guardian or other personal representative of such person for the use and benefit of such person. If the Administrative Committee for any reason is unable to determine with reasonable certainty the proper person to pay pursuant to the immediately preceding sentence, the Company shall pay or, if applicable, the Administrative Committee shall direct the Trustee to pay, any amounts due hereunder into a court of competent jurisdiction in an interpleader proceeding for purposes of being directed by such court as to the proper disposition of such amounts. Any such payments so made by the Company or the Trustee, to the extent of the amounts thereof, shall be a full and complete discharge of any liability or obligation of the Plan, Trust, Employer, Administrative Committee, Compensation Committee, Board and other interested parties, therefor.

      6.10 BENEFICIARY DESIGNATIONS. Each Employee, upon becoming a Participant, shall file with the Administrative Committee (or its delegate) a designation of one or more Beneficiaries to whom benefits otherwise payable to the Participant shall be made in the event of his death prior to the complete distribution of his Account balance. A Beneficiary designation shall be on the form prescribed by the Administrative Committee and shall be effective when received and accepted by the Administrative Committee. A Participant may, from time to time, revoke or change his Beneficiary designation by filing a new designation form with the Administrative Committee. The last valid designation received by the Administrative Committee shall be controlling; provided, however, that no Beneficiary designation, or change or revocation thereof, shall be effective unless received prior to the Participant's death, and shall not be effective as of a date prior to its receipt by the Administrative Committee

      If no valid and effective Beneficiary designation exists at the time of the Participant's death, or if no designated Beneficiary survives the Participant, or if such designation conflicts with applicable law, the payment of the Participant's Account balance shall be made to the Participant's surviving lawful spouse, if any. If there is no surviving spouse, then payment of the Account balance shall be made to the executor or administrator of the Participant's estate, or if there is no administration on Participant's estate, in accordance with the laws of descent and distribution as determined by the Company. If the Administrative Committee is in doubt as to the right of any person to receive such amount, it may direct that the amount be paid into any court of competent jurisdiction in an interpleader action, and such payment shall be a full and complete discharge of any liability or obligation under the Plan or Trust Agreement to the full extent of such payment.

      6.11 WITHHOLDING OF TAXES. The Administrative Committee shall direct the Employer or, if appropriate, the Trustee, to withhold from the amount of benefits payable under the Plan all federal, state and local taxes required to be withheld under any applicable law or governmental regulation or ruling.

      For each payroll period in which an Elective Deferral Contribution is being withheld, the Employer shall ratably withhold from that portion of the Active Participant's Compensation or Bonus that is not being deferred, the Active Participant's share of FICA, FUTA other applicable employment taxes that are required to be withheld with respect to such Elective Deferral Contributions.

      With respect to Employer contributions pursuant to Section 4.5, the Employer shall withhold the Active Participant's required share of FICA, FUTA or and other applicable employment taxes from the Active Participant's Compensation or Bonus that is not being deferred. Such taxes shall be withheld at the same time that the Employer contributions are credited to the Deferred Compensation Ledger.

                                  ARTICLE SEVEN

                             RIGHTS OF PARTICIPANTS

      7.1 ANNUAL STATEMENT TO PARTICIPANTS. As soon as practicable after the end of each Plan Year, or at such other time as the Administrative Committee determines to be appropriate, the Administrative Committee shall cause to be prepared and delivered to each Participant a written statement showing the following information and such other information that the Administrative Committee decides is appropriate:

            (a) The beginning balances in the Participant's Account under the Deferred Compensation Ledger as of the first day of the Plan Year;

            (b) The amount of Compensation and Bonuses deferred for the Plan Year and credited to the Participant's Account for the Plan Year;

            (c) The amount of Employer contributions for the Plan Year that were credited to the Participant's Account for the Plan Year;

            (d) The adjustments to the Participant's Account to reflect the crediting of Investment Experience and any distributions or withdrawals made during the Plan Year; and

            (e) the ending balances in the Participant's Account as of the last day of the Plan Year.

      7.2   LIMITATION OF RIGHTS. Nothing in this Plan shall be construed to:

            (a) Give any individual who is employed by an Employer any right to be a Participant unless and until such person is selected by the Compensation Committee.

            (b) Give any Participant any rights, other than as an unsecured general creditor of the Employer, with respect to the Compensation, Bonuses, Employer contributions and Investment Experience credited to his Account under the Deferred Compensation Ledger until such amounts are actually distributed to him;

            (c) Limit in any way the right of the Employer to terminate a Participant's Employment with the Employer;

            (d) Give a Participant or any other person any interest in any fund or in any specific asset of the Employer;

            (e) Give a Participant or any other person any interests or rights other than those of an unsecured general creditor of the Employer;

            (f) Be evidence of any agreement or understanding, express or implied, that the Employer will employ a Participant in any particular position, at any particular rate of remuneration, or for any particular time period; or

            (g) Create a fiduciary relationship between the Participant and the Employer, Compensation Committee, and/or Administrative Committee.

      7.3 NONALIENATION OF BENEFITS. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same will be void and without effect. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If any Participant or Beneficiary hereunder shall become bankrupt or attempt to anticipate, alienate, assign, sell, pledge, encumber, or charge any right or benefit hereunder, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration, or any other form of process or involuntary lien or seizure, then such right or benefit shall be held by the Company for the sole benefit of the Participant or Beneficiary, his spouse, children, or other dependents, or any of them, in such manner as the Administrative Committee shall deem proper, free and clear of the claims of any party.

      The withholding of taxes from benefit payments hereunder; the recovery under the Plan of overpayments of benefits previously made to a Participant; the transfer of benefit rights from the Plan to another plan; the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation); or an in-service distribution under Section 6.6, shall not be construed as an assignment or alienation for purposes of the first paragraph of this Section.

      The first paragraph of this Section shall not preclude (a) the Participant from designating a Beneficiary to receive any benefit payable hereunder upon his death, or (b) the executors, administrators, or other legal representatives of the Participant or his estate from assigning any rights hereunder to the person or persons entitled thereto.

      In the event that any Participant's or Beneficiary's benefits hereunder are garnished or attached by order of any court, the Company or Trustee may bring an action or a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan. During the pendency of said action, any benefits that become payable shall be held as credits to the Participant's Account or, if the Company prefers, paid into the court as they become payable, to be distributed by the court to the recipient as the court deems proper at the close of said action.

      7.4 CLAIMS PROCEDURES. When a benefit is due and payable under the Plan, a claim should be submitted to the Administrative Committee or Trustee, as applicable, by the Participant or by his Beneficiary in the event of Participant's death (referred to as the "Claimant" for purposes of this Section 7.4). A decision on a Claimant's claim for benefits shall be made by the Compensation Committee within twenty (20) days after receipt of the claim. In the event there is a disagreement concerning the amount payable to the Claimant, the Claimant shall receive written notification of the amount in dispute and shall be entitled to a full and fair review of his claim. A Claimant desiring a review must submit a written request to the Compensation Committee requesting such a review, which request should include whatever comments or arguments that the Claimant wishes to make. Incident to the review, the Claimant may represent himself or appoint a representative to do so, and he shall have the right to inspect all documents pertaining to the issue. The Compensation Committee, in its discretion, may schedule any meeting with the Claimant and/or the Claimant's representative that it deems to be necessary or appropriate to facilitate or expedite its review of the amount in dispute.

      A request for a review must be filed with the Compensation Committee within sixty (60) days after notice of the disputed amount is received by the Claimant. If no request is received within the 60-day time limit, the determination of the amount due by the Administrative Committee or Trustee, as applicable, will be final. However, if a request for review of a disputed amount is timely filed, the Compensation Committee must render its decision under normal circumstances within thirty (30) days of its receipt of the request for review. In special circumstances the decision may be delayed if, prior to expiration of the initial 30-day period, the Claimant is notified of the extension, but must in any event be rendered no later than sixty (60) days after receipt of the Claimant's request. All decisions of the Compensation Committee shall be in writing and shall include specific reasons for whatever action has been taken, as well as the pertinent Plan provisions on which its decision is based.

                                  ARTICLE EIGHT

                                  MISCELLANEOUS

      8.1 AMENDMENT OR TERMINATION OF THE PLAN. The Compensation Committee or the Administrative Committee may amend or terminate the Plan at any time effective as of the date specified by said Committee, including amendments with a retroactive effective date; provided, however, the provisions of Section 8.2 may not be amended without the consent of at least two-thirds (2/3) of all affected Participants and no amendment may be made which affects the rights or duties of the Compensation Committee hereunder without its consent. In addition, unless the particular Participant (or his Beneficiary in the event of death) consents in writing, no such amendment or termination shall adversely affect any rights of such Participant or Beneficiary to any amounts which are required to be allocated and credited hereunder to his Account at such time.

      Notwithstanding the immediately preceding paragraph, the Plan may be amended by the Compensation Committee or the Administrative Committee at any time prior to a Change of Control if required to ensure that the Plan is characterized as a "top-hat plan" of deferred compensation maintained for a select group of management or highly compensated employees as described under ERISA Sections 201(2), 301(a)(3), and 401(a)(1), or to conform the Plan to the requirements of ERISA, for "top-hat plans" or "supplemental executive retirement plans" or the requirements of the Code for deferred compensation plans including Code Section 409A. No such amendment for this exclusive purpose shall be considered prejudicial to the interest of a Participant or a Beneficiary hereunder.

      Following a Change of Control, any amendment or termination of the Plan (which is proposed by the Compensation Committee or Administrative Committee pursuant to the immediately preceding paragraph) shall require the written consent of a majority of the then Participants. For purposes of this Plan, when the consent of a majority of the Participants is required, the determination of majority consent shall be based upon receiving the consent of any combination of Participants whose sum of Account balances under the Plan as of the time of determination is greater than fifty percent (50%) of the sum of all Account balances for all Participants at such time, rather than upon receiving the consent of a majority of the number of Participants. For purposes of this determination, Beneficiaries of deceased Participants shall be considered Participants.

      If the consent of a majority of the Participants is required for the amendment or termination of the Plan, then the Administrative Committee shall be responsible for securing such Participant consents in a timely and confidential fashion and, unless ordered by a court of competent jurisdiction, shall not reveal to the Company, the Board, Compensation Committee or any other interested party any information concerning such consents, except whether the required majority has been achieved. The decision whether or not to consent is the responsibility of the Participant in the exercise of his judgment, and notice of such consent or failure to consent shall be administered in a confidential manner to protect the identity of the Participant. Any consent of a Participant required under this Section 8.1 shall be deemed given if no written objection from such Participant is received by the person soliciting such consents on behalf of the Participants within fifteen (15) days after a written notice requesting such consent and indicating such 15-day response period has been sent postpaid by United States registered or certified mail with return receipt requested, and such return receipt has been returned indicating receipt of such notice by the Participant.

      In the event of termination of the Plan, there shall be no Active Participants, and the Account balance of each Participant shall not be distributable except in accordance with Article Six. In accordance with Code
Section 409A, termination of the Plan shall not, by itself, create a distribution event for Participants.

      8.2 POWERS OF THE COMPANY. The existence of outstanding and unpaid benefits under the Plan shall not affect in any way the right or power of the Employer to make or authorize any adjustments, recapitalization, reorganization or other changes in the Employer's capital structure or in its business, or any merger or consolidation of the Employer, or any issue of bonds, debentures, common or preferred stock, or the dissolution or liquidation of the Employer, or any sale or transfer of all or any part of their assets or business, or any other act or corporate proceeding, whether of a similar character or otherwise.

      Should the Employer (or any successor thereto) elect to dissolve, enter into a sale of its assets, or enter into any reorganization incident to which it is not the surviving entity, unless the surviving or successor entity shall formally agree to assume and continue the Plan, and Trust if applicable, the Plan shall terminate with respect to the Employer (or any successor thereto) on the earlier of the date of closing or the effective date of such transaction. In such event, there shall be no Active Participants of that Employer, and the Account balance of each affected Participant shall not be distributable except in accordance with Article Six.

      Should any successor to the Company assume and continue the Plan, and Trust if applicable, incident to a transaction described in the immediately preceding paragraph, the affected Participants' Account balances shall not be distributable except in accordance with Article Six.

      8.3 ADOPTION OF PLAN BY AFFILIATED ENTITY. Any Affiliated Entity may adopt the Plan with the consent of the Compensation Committee or the Administrative Committee, effective as of the date specified by the respective Committee. Any Affiliated Entity which has adopted the Plan shall not be responsible for the administration of the Plan, and its Employees who are eligible to participate herein shall be selected as provided herein.

      8.4 WAIVER. No term or condition of this Plan shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Plan, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived. Any waiver by either party hereto of a breach of any provision of the Plan by the other party shall not operate or be construed as a waiver by such party of any subsequent breach thereof.

      8.5 NOTICE. Except as provided in Section 8.1, any notice required or permitted to be given under this Plan shall be sufficient if in writing and delivered via telecopier, messenger, or overnight courier with appropriate proof of receipt, or sent by U.S. registered or certified or registered mail, return receipt requested, to the appropriate person or entity at the address last furnished by such person or entity. Such notice shall be deemed given as of the date of delivery to the recipient or, if delivery is made by mail, as of the date shown on the receipt for registration or certification.

      8.6 SEVERABILITY. In the event that any provision of the Plan is declared invalid and not binding on the parties hereto in a final decree or order issued by a court of competent jurisdiction, such declaration shall not affect the validity of the other provisions of the Plan to which such declaration of invalidity does not relate and such other provisions shall remain in full force and effect.

      8.7 GENDER, TENSE AND HEADINGS. Whenever the context requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. The words "hereof," "hereunder," "herein," and similar compounds of the word "here" shall refer to the entire Plan and not to any particular term or provision of the Plan. Headings of Articles and Sections, as used herein, are inserted solely for convenience and reference and shall not affect the meaning, interpretation or scope of the Plan.

      8.8 GOVERNING LAW. The Plan shall be subject to and governed by the laws of the State of Texas (other than such laws relating to choice of laws), except to the extent preempted by ERISA, the Code or other controlling federal law.

      8.9 EFFECTIVE DATE. The effective date of the Plan is December 31, 2004, and therefore the Plan is in existence, and shall be construed as being in existence, on or before December 31, 2004 for all purposes including, without limitation, Code Section 409A. The Plan shall be applicable only with respect to:

      (a) Compensation and Bonuses deferred by Participants to the extent related to (i) services performed on or after January 1, 2005, or (ii) services performed prior to January 1, 2005, for which the Compensation or Bonus attributable thereto was not earned and vested until after 2004; and

      (b) Employer contributions to the extent related (i) services performed on or after January 1, 2005, or (ii) services performed prior to January 1, 2005, for which Employer contributions attributable thereto were not earned and vested until after 2004.

                            [Signature page follows.]

      IN WITNESS WHEREOF, this Plan is approved and executed by a duly authorized officer of the Company, on this 30th day of December, 2004, to be effective as of December 31, 2004.

ATTEST:                                    SMITH INTERNATIONAL, INC.

By: /s/ VIVIAN M. CLINE                    By: /s/ NEAL S. SUTTON
    -------------------                        ---------------------------------

Name: Vivian M. Cline                      Name: Neal S. Sutton
Title: Assistant Secretary                 Title: Senior Vice President-
                                           Administration
                                           General Counsel and Secretary

Date: December 30, 2004                    Date: December 30, 2004

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